Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statements (Form S-3 No. 333- 248960, No. 333-206657 and No. 333-277712) of Lindblad Expeditions Holdings, Inc.

(2) Registration Statement (Form S-8 No. 333-257719) pertaining to the Lindblad Expeditions Holdings, Inc. 2021 Long-Term Incentive Plan

(3) Registration Statement (Form S-8 No. 333-212741) pertaining to the Lindblad Expeditions Holdings, Inc. 2016 CEO Share Allocation Plan, and

(4) Registration Statement (Form S-8 No. 333-206884) pertaining to the Lindblad Expeditions Holdings, Inc. 2015 Long-Term Incentive Plan and 2012 Stock Incentive Plan;

of our report dated March 6, 2024, with respect to the consolidated financial statements of Lindblad Expeditions Holdings, Inc. and Subsidiaries included in this Form 10-K/A of Lindblad Expeditions Holdings, Inc. for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Hartford, Connecticut

March 21, 2024